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                                                                 EXHIBIT 10.12


                         SALARY CONTINUATION AGREEMENT



          AGREEMENT entered into as of this 24th day of August, 1994, by and between TRANS-RESOURCES, INC., a Delaware corporation, having offices at 9 West 57th Street, New York, NY 10019 ("TRI"), and Lester W. Youner, residing at 11 Elm Street, Woodbury, NY 11797 ("Executive").

          WHEREAS, Executive is employed by TRI and TRI recognizes the valuable services heretofore performed for it by Executive and wishes to encourage his continued employment; and

          WHEREAS, Executive wishes to be assured that he will be entitled to a certain amount of additional compensation after his retirement from active service with TRI, or other termination of his employment, and that his designated beneficiary will receive a death benefit in the event of Executive's death while in active employment; and

          WHEREAS, the parties hereto wish to provide the terms and conditions upon which TRI shall pay such additional compensation to Executive after his retirement or other termination of employment, or in the event of his death while in active employment; and

          WHEREAS, the parties hereto intend that this Agreement be considered a non-qualified unfunded arrangement, maintained primarily to provide salary continuation benefits to Executive, a member of a select group of management or highly compensated employees of TRI, for purposes of the Employee Retirement Income Security Act of 1974, as amended;

          NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

          1. TRI agrees that, subject to the vesting requirements set forth in Paragraph 3 below, it will pay to Executive, as additional compensation, an annual lifetime retirement benefit (the "Retirement Benefit") of $100,000, in monthly installments, commencing on the first day of the month following Executive's 65th birthday. If Executive dies after the commencement of the Retirement Benefit, and before 10 annual payments of $100,000 have been made, TRI shall continue to make payments to the beneficiary designated by Executive in accordance with Paragraph 5 below (the "Designated Beneficiary") until an aggregate of 10 annual payments of $100,000 have been made to Executive and the Designated Beneficiary.





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          2.   If Executive should die while in active employment with TRI and before his 65th birthday, TRI will, subject to the vesting requirements set forth in Paragraph 4 below, pay to the Designated Beneficiary the sum of $100,000 per annum (the "Pre-Retirement Death Benefit"), in equal monthly installments, for a period of 10 years, commencing on the first day of the month following the death of Executive.

          3. No part of the Retirement Benefit shall become vested and non-forfeitable until December 31, 1996. The Retirement Benefit shall become 25% vested and non-forfeitable on December 31, 1996. An additional 5% shall become vested and non-forfeitable on each succeeding December 31 thereafter. Notwithstanding the foregoing, the Retirement Benefit shall become 100% vested and non-forfeitable on the earlier of Executive's 65th birthday and the occurrence of an Acceleration Event (as hereinafter defined). If Executive's employment with TRI terminates for any reason, the percentage of the Retirement Benefit in which Executive does not have a vested and non-forfeitable interest pursuant to this Paragraph 3 shall be forfeited at the time Executive's employment terminates. The term "Acceleration Event" shall mean any event or series of events by which both (i) Arie Genger and his family fail to maintain aggregate beneficial ownership, directly or indirectly, of more than 50% of the Company's stock on a fully diluted basis and (ii) Arie Genger ceases to be the Chief Executive Officer of the Company.





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          4.   The Pre-Retirement Death Benefit shall be 50% vested and non-
forfeitable upon execution of this Agreement and shall become 100% vested and non-forfeitable on the earlier of December 31, 1996 and the occurrence of an Acceleration Event. The Pre-Retirement Death Benefit shall cease and terminate upon Executive's termination of employment.

          5. Executive may designate one or more persons or trusts as a primary beneficiary and, if Executive so elects, as a contingent beneficiary, on a form provided by TRI. Executive may change his Designated Beneficiary by filing a written notice thereof with TRI. Any such change shall become effective upon receipt thereof by TRI and shall supersede all prior designations. If for any reason Executive fails to name a Designated Beneficiary, TRI shall treat Executive's Estate as the Designated Beneficiary.

          6. Executive agrees that, as a condition to the performance by TRI of its obligations under this Agreement, if he shall at any time voluntarily elect to terminate his employment with TRI, he will not, during the two year period beginning on the date of termination of employment, directly or indirectly, as an employee, agent, officer, partner, director of otherwise, engage or participate in any business which, in the reasonable judgment of the Board of Directors of TRI, is competitive with the business of TRI or any of its subsidiaries at such time, unless TRI's Board of Directors shall have first consented





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thereto in writing.  The provisions of this Paragraph 6 shall not apply if
Executive's employment is involuntarily terminated by TRI.

          7. Notwithstanding any other provision of this Agreement, if Executive's employment with TRI is terminated because of Executive's commission of any dishonest or criminal act which adversely affects the business of TRI to any significant extent, Executive shall forfeit all benefits under this Agreement and no amount shall be paid thereafter to Executive or to his Designated Beneficiary or to his Estate.

          8. All benefits payable pursuant this Agreement shall be paid from the general assets of TRI, and TRI shall be under no obligation to segregate any of its assets in connection with the benefits provided hereunder or to fund or otherwise secure its obligations hereunder.

          9. If TRI elects to provide for the payment of its obligations hereunder through the purchase of any contract(s) of insurance, none of Executive, his Designated Beneficiary, or any other person or trust that acquires a right to receive payments hereunder, shall have any rights or interest in any such contract(s) of insurance greater than those of an unsecured creditor of TRI. TRI shall be the sole owner and beneficiary of any such contract(s) of insurance and, as such, shall possess and may exercise all incidents of ownership therein.





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          10.  Nothing contained in this Agreement shall be construed as a contract of employment, or as conferring upon Executive the right to continue to be employed by TRI in any capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for Executive's services payable after termination of his employment with TRI and is not intended to be an employment contract.

          11. This Agreement may be amended at any time by a written instrument executed by TRI and Executive.

          12. This Agreement may be terminated by TRI at any time upon written notice to Executive. Subject to the provisions of Paragraph 7 hereof, notwithstanding the termination of this Agreement, TRI shall continue to be obligated to pay the Retirement Benefit in which Executive has obtained a vested and non-forfeitable interest prior to the date of such termination.
The Pre-Retirement Death Benefit shall cease and terminate upon such termination of this Agreement.

          13. Neither Executive nor any Designated Beneficiary who may become entitled to a benefit under this Agreement shall have any power to transfer, assign, alienate, anticipate, hypothecate, or otherwise encumber any of the benefits payable hereunder, nor shall any benefits hereunder be subject to the debts, contracts, liabilities, torts or other engagements of any such person or estate, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.





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          14.  TRI may withhold from any benefits payable under this Agreement all federal, state or local taxes that may be required to be withheld pursuant to any applicable law.

          15. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties have signed and sealed this Agreement the day and year first above written.

                             TRANS-RESOURCES, INC.

                              By: s/ Arie Genger


  (CORPORATE SEAL)

                                   EXECUTIVE:

                                  s/ Lester W. Youner
                                   Lester W. Youner





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